Exhibit 99.1

Contacts: Liz Sharp, VP Investor Relations Smith & Wesson Holding Corp. (413) 747-3304 lsharp@smith-wesson.com
Smith & Wesson Announces CEO Transition
Firearm President P. James Debney Appointed to Succeed CEO Michael F. Golden;
Golden Appointed Co-Vice Chairman of Board of Directors
SPRINGFIELD, Mass., September 27, 2011 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in the business of safety, security, protection, and sport, today announced that, in accordance with the company’s comprehensive management succession planning process, P. James Debney has been appointed President, Chief Executive Officer, and a member of the Board of Directors, effective immediately. Debney previously served as Vice President of Smith & Wesson Holding Corporation and President of the company’s firearm division. Michael F. Golden, who has been Smith & Wesson’s President and Chief Executive Officer, will continue as a member of the Board of Directors and has been appointed as Co-Vice Chairman of the Board.
Barry M. Monheit, Chairman of the Board of Smith & Wesson, said, “On behalf of the Board of Directors, I would like to thank Mike Golden for his many contributions over the past seven years. Under his leadership, we expanded our sales channels and introduced a number of exciting new products that supported our firearm revenue growth, extended our market reach, and built upon the awareness of our iconic Smith & Wesson brand.”
Mike F. Golden commented, “I would like to congratulate James on this well deserved promotion. During his tenure, our firearm division delivered growth, product innovation, and the expansion of our company’s brand in the firearm industry with consumers and professionals alike. I look forward to working with James to deliver a seamless transition, while continuing to serve as a resource to the company in my role on the Board.”
P. James Debney stated, “My experience in the firearm division has provided me a deep appreciation for our product innovation, our commitment to customers, and our talented and dedicated employees. I am honored to have the opportunity to lead Smith & Wesson into its very exciting future.”
Debney, (44), has been President of Smith & Wesson’s firearm division since November 2009. Prior to that, he was President of Presto Products Company, a $500 million plastic products business unit formerly of Alcoa Consumer Products. At Presto, he created and executed sales, marketing, and operations strategies as well as oversaw all aspects of the growing business, composed of four business units with five manufacturing facilities in the United States and partnerships in Asia. Prior to Presto Products, Debney held a series of increasingly responsible operations management and business leadership roles with Baco Consumer Products, also a business unit formerly of Alcoa. Debney holds a Bachelor of Science in Chemistry with Honors from the University of Manchester, Institute of Science and Technology, and a Certificate of Business Administration from the University of Keele, both in the United Kingdom.

Conference Call and Webcast
The company will host a conference call and webcast today, September 27, 2011, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Speakers on the conference call will include P. James Debney, Smith & Wesson President and Chief Executive Officer, Michael F. Golden, Co-Vice Chairman of the Board of Directors, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. Those interested in listening to the call via telephone may call directly at 617-614-2714 and reference conference code 94532462. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.
About Smith & Wesson
Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based, global provider of products and services for safety, security, protection, and sport. The company delivers a broad portfolio of firearms and related training to the military, law enforcement, and sports markets, and designs and constructs facility perimeter security solutions for military and commercial applications. Smith & Wesson Holding Corporation companies include Smith & Wesson Corp., the globally recognized manufacturer of quality firearms; Smith & Wesson Security Solutions, Inc., a full-service perimeter security integrator, barrier manufacturer, and installer; and Thompson/Center Arms Company, Inc., a premier designer and manufacturer of premium hunting firearms. Smith & Wesson facilities are located in Massachusetts, Maine, and Tennessee. For more information on Smith & Wesson and its companies, call (800) 331-0852 or log on to www.smith-wesson.com.
Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include statements regarding the company’s goals, strategies, and prospects. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the ability of the company to smoothly transition management; the demand for the company’s products; the company’s growth opportunities; and other risks detailed from time to time in the company’s reports filed with the SEC.